EXHIBIT 32.1 – CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”) of Clear Channel Outdoor Holdings, Inc. (the “Company”). The undersigned hereby certifies that to his knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 6, 2025

By:	/s/ Scott R. Wells
Name:	Scott R. Wells
Title:	Chief Executive Officer